Exhibit 99.1

Trans-India Acquisition Corp. to Seek Stockholder Approval to Liquidate and Dissolve

CHICAGO—(BUSINESS WIRE)—Trans-India Acquisition Corp. (AMEX: TIL, TIL-U, and TIL-WT) announced today that its board of directors has determined that the company will not consummate a business combination by its February 14, 2009 deadline under its charter to do so, and that it is advisable that the corporation be dissolved. As a result, Trans-India intends to convene a special meeting of its stockholders on March 10, 2009 to vote on a plan of liquidation and dissolution of the company. The record date for the special meeting is February 13, 2009.

As a result, the company intends to promptly begin the process of dissolution and liquidating its trust account in accordance with its charter and applicable Delaware law. The company expects that the amounts held in its trust account, together with the interest thereon (net of applicable taxes) will be returned to stockholders who bought the company’s common stock. Assuming stockholder approval of the company’s plan of liquidation, the company expects to make an initial payment of $7.97 per common share. Further, upon completion of the company’s tax obligations the company currently expects to receive a small refund (of approximately $0.02 per common share), which it intends to distribute to stockholders at a later date. No payments will be made in respect of the company’s outstanding warrants or to any of the company’s initial stockholders with respect to any shares owned by them prior to the company’s initial public offering in February 2007.

The Company intends to prepare and file with the Securities and Exchange Commission for mailing to its stockholders, as soon as practicable, a proxy statement seeking approval to effect the orderly liquidation and dissolution of the Company.

Forward Looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the parties. Important factors that could cause actual results or events to differ materially from the forward-looking statements. Trans-India assumes no obligation to update any forward-looking statements.

Important Additional Information Will Be Filed with the SEC

Trans-India Acquisition Corp. intends to file a preliminary proxy statement with the SEC regarding the proposed liquidation and dissolution of the Company.

Stockholders of Trans-India and other interested persons are advised to read, when available, Trans-India’s definitive proxy statement in connection with the solicitation of proxies for the special meeting because such proxy statement will contain important information.

The definitive proxy statement will be mailed to stockholders as of the February 13, 2009 record date established for voting on the proposed liquidation and dissolution. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available, at the SEC’s website http://www.sec.gov or by directing a request to Trans-India Acquisition Corporation at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606. As a result of the review by the SEC of the proxy statement, Trans-India may be required to make changes to its description of the proposed liquidation and dissolution contained in the proxy statement.

Before making any voting decisions with respect to the proposed liquidation or any of the other matters with respect to which the Company’s stockholders will be asked to vote pursuant to the proxy statement, the Company’s stockholders are urged to read the definitive proxy statement and other documents filed by the Company when they become available.

The Company, its directors and named executive officers may be deemed to be participants in the solicitation of the Company’s security holders in connection with the proposed liquidation and other matters with respect to which the Company’s stockholders will be asked to vote pursuant to the proxy statement. Information regarding the names, affiliations and interests of such individuals will be set forth in the Company’s preliminary proxy statement when it is filed with the SEC, as such information may be supplemented by the Company’s definitive proxy statement when it is filed with the SEC, and in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007.

Contact:

Trans-India Acquisition Corporation

Cliff Haigler, 512-519-9000

Chief Financial Officer

Cliff@Haigler.net

or

Proxy Solicitor:

Advantage Proxy

Karen Smith, 206-870-8565

President

KSmith@AdvantageProxy.com